News Release
Cory T. Walker
July 20, 2009	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 2.4% INCREASE IN COMMISSIONS AND FEES REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the second quarter of 2009.  Additionally, it announced that its total commissions and fees revenues for the second quarter of 2009 increased 2.4% over the second quarter of 2008.

Net income for the second quarter of 2009 was $40,668,000, or $0.29 per share, compared with $40,398,000, or $0.29 per share for the same quarter of 2008.  Total revenue for the second quarter ended June 30, 2009 was $246,369,000, compared with 2008 second-quarter revenue of $241,720,000.

Total revenue for the six months ended June 30, 2009 was $509,949,000, compared with total revenue for the first half of 2008 of $498,435,000.  Net income for the six-month period ended June 30, 2009 was $88,680,000, or $0.63 per share, compared with $92,158,000, or $0.65 per share for the same period of 2008.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, "This insurance market continues to be challenging due principally to the current economic environment.  However, by delivering for our existing clients and securing new business, we were able to sustain our revenues and earnings quarter over quarter."

Jim W. Henderson, Vice Chairman and Chief Operating Officer of the Company, added, "We continue to evaluate an ample inventory of acquisition prospects.  The temporary pause in deal closings is in part due to the current economic environment.  We remain optimistic about the long-term M & A opportunities."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary.   The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Six Months Ended
	June 30		June 30

	2009	2008	2009	2008
REVENUES
Commissions and fees	$244,595	$238,835	$508,559	$492,363
Investment income	460	1,909	770	3,908
Other income, net	1,314	976	620	2,164
Total revenues	246,369	241,720	509,949	498,435

EXPENSES
Employee compensation and benefits	122,625	120,514	249,966	241,701
Non-cash stock-based compensation	1,695	1,800	3,511	3,744
Other operating expenses	35,620	34,384	71,484	65,588
Amortization	12,519	11,392	24,904	22,508
Depreciation	3,299	3,292	6,632	6,538
Interest	3,632	3,744	7,266	7,178
Total expenses	179,390	175,126	363,763	347,257

Income before income taxes	66,979	66,594	146,186	151,178

Income taxes	26,311	26,196	57,506	59,020

Net income	$ 40,668	$ 40,398	$ 88,680	$ 92,158

Net income per share:
Basic	$0.29	$0.29	$0.63	$0.65
Diluted	$0.29	$0.29	$0.63	$0.65

Weighted average number of shares outstanding:
Basic	141,523	140,723	141,540	140,713
	=====	=====	=====	=====
Diluted	141,888	141,265	141,865	141,330
	=====	=====	=====	=====
Dividends declared per share	$0.075	$0.07	$0.15	$0.14
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended June 30, 2009
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal	Internal
	Ended	Ended	Net	Net	Acquisition	Net	Net
	6/30/09	6/30/08	Change	Growth %	Revenues	Growth $	Growth %

Florida Retail
	$ 43,991	$ 45,334	$ (1,343)	(3.0)%	$ 2,536	$ (3,879)	(8.6)%
National Retail	78,857	73,603	5,254	7.1%	9,345	(4,091)	(5.6)%
Western Retail	24,646	23,688	958	4.0%	4,467	(3,509)	(14.8)%
Total Retail	147,494	142,625	4,869	3.4%	16,348	(11,479)	(8.0)%

Wholesale Brokerage	41,409	44,370	(2,961)	(6.7)%	364	(3,325)	(7.5)%

Professional Programs	9,531	9,335	196	2.1%	-	196	2.1%
Special Programs	31,096	27,412	3,684	13.4%	314	3,370	12.3%
Total National Programs	40,627	36,747	3,880	10.6%	314	3,566	9.7%

Services	8,259	7,982	277	3.5%	-	277	3.5%

Total Core Commissions
and Fees (1)	$237,789	$231,724	$ 6,065	2.6%	$ 17,026	$ (10,961)	(4.7)%
	=====	=====	=====		======	======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended June 30, 2009 and 2008
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	6/30/09	6/30/08

Total core commissions and fees(1)	$237,789	$231,724
Contingent commissions	6,806	5,412
Divested business	-	1,699

Total commission & fees	$244,595	$238,835
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$ 189,994	$ 78,557
Restricted cash and investments	160,121	144,750
Short-term investments	7,640	7,511
Premiums, commissions and fees receivable	235,463	244,515
Deferred income taxes	-	14,171
Other current assets	24,302	33,528
Total current assets	617,520	523,032

Fixed assets, net	63,189	63,520
Goodwill	1,050,720	1,023,372
Amortizable intangible assets, net	488,021	495,627
Other assets	10,762	14,029
Total assets	$2,230,212	$2,119,580
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 397,991	$ 357,707
Premium deposits and credits due customers	39,003	43,577
Accounts payable	33,378	18,872
Accrued expenses	78,493	96,325
Current portion of long-term debt	4,015	6,162
Total current liabilities	552,880	522,643

Long-term debt	250,289	253,616

Deferred income taxes, net	98,635	90,143

Other liabilities	15,223	11,437

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 141,481 at 2009 and 141,544 at 2008	14,148	14,154
Additional paid-in capital	254,185	250,167
Retained earnings	1,044,852	977,407
Accumulated other comprehensive income	-	13

Total shareholders' equity	1,313,185	1,241,741

Total liabilities and shareholders' equity	$2,230,212	$2,119,580
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